EXHIBIT 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES THIRD QUARTER 2015 RESULTS

VERO BEACH, Fla., (November 5, 2015) – Bimini Capital Management, Inc. (OTCBB:BMNM), (“Bimini Capital”, or the “Company”) a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2015.

Third Quarter 2015 Highlights

•	Net loss of $2.6 million, or $0.21 per common share
•	Book value per share of $0.30
•	Company to discuss results on Friday, November 6, 2015, at 10:00 AM ET

Details of Third Quarter 2015 Results of Operations

Selected unaudited consolidated results for the three month period ended September 30, 2015 are presented in the table below.

(in thousands)
Net loss	$(2,646)
Net portfolio interest income	889
Net losses on mortgage-backed securities	(716)
Loss on derivative instruments	(991)
Fair value adjustment on retained interests in securitizations	201
Fair value adjustment on and dividends from investment in Orchid Island Capital, Inc.	(1,512)
Management fee revenue	1,061
Overhead allocated to Orchid Island Capital, Inc.	260
Operating expenses	1,074
Income tax provision	294

Orchid Island Capital

On February 20, 2013, Orchid Island Capital, Inc. (“Orchid”) completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for gross proceeds of $35.4 million.  At the time of Orchid’s IPO and until December 31, 2014, management concluded, pursuant to generally accepted accounting principles, that Orchid was a variable interest entity (“VIE”).  As a result, subsequent to Orchid’s IPO and until December 31, 2014, the Company consolidated Orchid in its financial statements.

In December 2014, management re-evaluated the conditions resulting in the consolidation of Orchid and concluded that, due to Bimini’s decreased percentage ownership interest in Orchid, there was no longer a variable interest requiring consolidation.  As a result, the Company has deconsolidated Orchid from the consolidated balance sheet as of December 31, 2014.  However, since Orchid was deconsolidated on December 31, 2014, Orchid’s results of operations were included in the consolidated statements of operations, equity and cash flows through December 31, 2014, and excluded thereafter. Bimini accounts for its continuing investment in Orchid in common stock under the fair value option, with changes in fair value recorded in the income statement for the current period.  For the three months ended September 30, 2015, Bimini’s statement of operations included a fair value adjustment of $(1.9) million and dividends of $0.4 from its investment in Orchid common stock.  Also during the three months ended September 30, 2015, Bimini recorded $1.3 million in fees and overhead reimbursement for managing Orchid’s portfolio.

During the periods in which Orchid was a VIE, noncontrolling interests reported in the Company’s consolidated financial statements represented the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Net income of Orchid through December 31, 2014 was allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The table below details the changes to the respective sub-portfolios during the quarter.
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - June 30, 2015	$101,280,937	$3,345,421	$3,134,808	$6,480,229	$107,761,166
Securities purchased	25,410,454	-	-	-	25,410,454
Securities sold	(4,316,964)	-	-	-	(4,316,964)
Loss on sale	(2,108)	-	-	-	(2,108)
Return of investment	n/a	(320,107)	(193,630)	(513,737)	(513,737)
Pay-downs	(4,511,750)	n/a	n/a	n/a	(4,511,750)
Premium lost due to pay-downs	(371,004)	n/a	n/a	n/a	(371,004)
Mark to market gains (losses)	392,575	(378,988)	(356,080)	(735,068)	(342,493)
Market Value - September 30, 2015	$117,882,140	$2,646,326	$2,585,098	$5,231,424	$123,113,564

The tables below present the allocation of capital between the respective portfolios at September 30, 2015 and June 30, 2015, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2015.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

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The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 2.9% and (12.0)%, respectively, for the third quarter of 2015.  The combined portfolio generated a return on invested capital of approximately (3.2)%.
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2015
Market value	$117,882,140	$2,646,326	$2,585,098	$5,231,424	$123,113,564
Cash equivalents and restricted cash(1)	4,221,440	-	-	-	4,221,440
Repurchase agreement obligations	(113,677,303)	-	-	-	(113,677,303)
Total(2)	$8,426,277	$2,646,326	$2,585,098	$5,231,424	$13,657,701
% of Total	61.7%	19.4%	18.9%	38.3%	100.0%
June 30, 2015
Market value	$101,280,937	$3,345,421	$3,134,808	$6,480,229	$107,761,166
Cash equivalents and restricted cash(1)	9,397,837	-	-	-	9,397,837
Repurchase agreement obligations	(101,205,930)	-	-	-	(101,205,930)
Total(2)	$9,472,844	$3,345,421	$3,134,808	$6,480,229	$15,953,073
% of Total	59.4%	20.9%	19.7%	40.6%	100.0%

(1)	Amount excludes restricted cash of $305,200 and $158,785 at September 30, 2015 and June 30, 2015, respectively, related to trust preferred debt funding hedges.
(2)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

Returns for the Quarter Ended September 30, 2015
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (loss) (net of repo cost)	$930,980	$(77,236)	$34,849	$(42,387)	$888,593
Realized and unrealized gains (losses)	19,463	(378,988)	(356,080)	(735,068)	(715,605)
Hedge losses(1)	(675,975)	n/a	n/a	n/a	(675,975)
Total Return	$274,468	$(456,224)	$(321,231)	$(777,455)	$(502,987)
Beginning capital allocation	$9,472,843	$3,345,421	$3,134,808	$6,480,229	$15,953,072
Return on invested capital for the quarter(2)	2.9%	(13.6)%	(10.2)%	(12.0)%	(3.2)%

(1)	Excludes losses of approximately $315,000 associated with trust preferred funding hedges.
(2)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

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Prepayments

For the quarter, the Company received approximately $5.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 13.0% for the third quarter of 2015.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):
	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
September 30, 2015	13.4	12.4	13.0
June 30, 2015	16.2	15.3	15.9
March 31, 2015	9.6	12.3	10.5
December 31, 2014	4.3	15.0	8.1
September 30, 2014	7.9	18.5	12.3
June 30, 2014	4.1	17.0	8.6
March 31, 2014	3.9	16.0	9.8

Portfolio

The following tables summarize the MBS portfolio as of September 30, 2015 and December 31, 2014:
($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2015
Fixed Rate MBS	$117,762	95.7%	4.33%	326	1-Sep-45	NA	NA	NA
Hybrid Adjustable Rate MBS	120	0.1%	4.00%	316	20-Jan-42	18.03	9.00%	1.00%
Total PT MBS	117,882	95.8%	4.33%	326	1-Sep-45	NA	NA	NA
Interest-Only Securities	2,647	2.1%	3.13%	245	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,585	2.1%	6.33%	304	25-Apr-41	NA	6.52%	NA
Total Structured MBS	5,232	4.2%	4.71%	274	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$123,114	100.0%	4.35%	324	1-Sep-45	NA	NA	NA
December 31, 2014
Fixed Rate MBS	$112,174	95.2%	4.30%	327	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate MBS	442	0.4%	4.00%	325	20-Jan-42	27.03	9.00%	1.00%
Total PT MBS	112,616	95.6%	4.30%	327	1-Dec-44	NA	NA	NA
Interest-Only Securities	2,276	1.9%	3.11%	240	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	2,939	2.5%	6.35%	313	25-Apr-41	NA	0.80%	NA
Total Structured MBS	5,215	4.4%	4.94%	281	25-Apr-41	NA	NA	NA
Total Mortgage Assets	$117,831	100.0%	4.33%	325	1-Dec-44	NA	NA	NA

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($ in thousands)
	September 30, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$78,651	63.9%	$66,974	56.8%
Freddie Mac	43,459	35.3%	50,415	42.8%
Ginnie Mae	1,004	0.8%	442	0.4%
Total Portfolio	$123,114	100.0%	$117,831	100.0%

	September 30, 2015	December 31, 2014
Weighted Average Pass Through Purchase Price	$108.19	$107.95
Weighted Average Structured Purchase Price	$6.07	$5.98
Weighted Average Pass Through Current Price	$108.66	$108.53
Weighted Average Structured Current Price	$8.89	$9.08
Effective Duration (1)	2.454	2.663

(1)
Effective duration is the approximate percentage change in price for a 100 basis point change in rates.  An effective duration of 2.454 indicates that an interest rate increase of 1.0% would be expected to cause a 2.454% decrease in the value of the MBS in the Company’s investment portfolio at September 30, 2015.  An effective duration of 2.663 indicates that an interest rate increase of 1.0% would be expected to cause a 2.663% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of September 30, 2015, the Company had outstanding repurchase obligations of approximately $113.7 million with a net weighted average borrowing rate of 0.45%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $121.3 million.  At September 30, 2015, the Company’s liquidity was approximately $6.3 million, consisting of unpledged MBS and cash and cash equivalents. To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a listing of outstanding borrowings under repurchase obligations at September 30, 2015.
($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Citigroup Global Markets, Inc.	$43,698	38.5%	0.49%	$3,460	10
ED&F Man Capital Markets, Inc.	41,963	36.9%	0.41%	2,283	17
South Street Securities, LLC	14,898	13.1%	0.44%	744	21
CRT Capital Group, LLC	12,651	11.1%	0.40%	701	16
JVB Financial Group, LLC	467	0.4%	1.00%	253	28
	$113,677	100.0%	0.45%	$7,441	15

(1)
Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding and also its junior subordinated notes by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  As of September 30, 2015, such instruments were comprised entirely of Eurodollar futures contracts.

The tables below present information related to outstanding Eurodollar futures contracts at September 30, 2015.
($ in thousands)
As of September 30, 2015
	Repurchase Agreement Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2015	$56,000	0.82%	0.42%	$(56)
2016	56,000	1.45%	0.72%	(408)
2017	56,000	2.23%	1.26%	(545)
2018	56,000	2.65%	1.60%	(293)
Total / Weighted Average	$56,000	1.90%	1.05%	$(1,302)

($ in thousands)
As of September 30, 2015
	Junior Subordinated Debt Funding Hedges
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
2015	$26,000	1.73%	0.42%	$(86)
2016	26,000	1.77%	0.72%	(272)
2017	26,000	2.49%	1.26%	(319)
2018	26,000	2.94%	1.60%	(173)
Total / Weighted Average	$26,000	2.24%	1.05%	$(850)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

Dividends

During the three months ended September 30, 2015, the Company made no dividend distributions.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on its results of operations, financial condition, maintenance of real estate investment trust (“REIT”) status, availability of net operating losses (“NOLs”) and other factors that may be deemed relevant.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to NOLs incurred in prior periods, it is unlikely that the Company will declare and pay dividends to stockholders until such NOLs have been consumed.

REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes Bimini Capital's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. Bimini Capital’s REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in its consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.   Others are permanent differences that only impact either GAAP or tax.

In order to maintain its qualification as a REIT, Bimini Capital is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of its REIT taxable income. Additionally, as a REIT, Bimini Capital may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, Bimini Capital’s dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or NOLs carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income less qualifying dividends and the application of NOLs, if a REIT has sufficient NOLs it could apply such NOLs against its taxable income and avoid excise tax without paying qualifying dividends to stockholders.  Accordingly, if in future periods Bimini Capital has taxable income, it can avoid the obligation to pay excise tax by applying the approximately $17.3 million of NOLs available as of December 31, 2014 against such taxable income until the NOLs are exhausted in lieu of making distributions to stockholders.  Further, Bimini Capital could avoid the obligation to pay excise tax through a combination of qualifying dividends and the application of NOLs.  In any case, future distributions to stockholders are expected to be less than REIT taxable income until the existing NOLs are consumed.

REIT Qualification

As discussed above, our qualification as a REIT depends upon our ability to meet, on an annual or in some cases quarterly basis, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares.  Certain trends or events experienced during 2015 may have caused, or may cause, Bimini Capital to no longer qualify as a REIT under the Code.  In particular, additional offerings of common stock by Orchid in the first two quarters of 2015 have increased revenue attributable to management fees received from Orchid by Bimini Advisors. In addition, payments that have been and will  be made by Bimini Capital pursuant to a litigation settlement agreement entered into in May, 2015 have reduced and may continue to reduce the value of Bimini Capital’s assets and revenues generated by our MBS portfolio.  As a result, the value of our two TRSs (MortCo and Bimini Advisors) has increased in relation to the value of Bimini Capital’s assets.

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The failure to qualify as a REIT would subject Bimini Capital to taxation as a regular “C” corporation, with the entity’s taxable income being subject to federal and state income tax at regular corporate rates, and dividends paid to stockholders would not be deductible by Bimini Capital in computing our taxable income.  However, as described above, Bimini Capital and MortCo each have NOL carryforwards that will be available to offset any 2015 or future taxable income.  As of December 31, 2014, federal NOL carryforwards for Bimini Capital and MortCo were approximately $17.3 million and $263.9 million, respectively.  Given Bimini Capital’s current ownership structure, the NOL carryforwards of each entity may generally be applied only to offset the taxable income of that entity.

If Bimini Capital fails to qualify as a REIT, management is considering the feasibility of certain internal restructuring transactions that would maximize its ability to utilize the existing federal NOL carryforwards. These transactions, if completed, would not materially change the overall consolidated operations or assets of the Company.

It is not known if Bimini Capital will qualify as a REIT for the tax year 2015; management has sought the advice of outside advisors and valuation experts, but as of November 5, 2015, this analysis is not complete. Should the REIT status be unavailable for the tax year 2015, Bimini Capital will consider the feasibility of the transactions referred to above.  There can be no assurance that all or any of such transactions will be completed or that all or any portion of the various NOL carryforwards will be available to offset future taxable income.

Book Value Per Share

The Company's Book Value Per Share at September 30, 2015 was $0.30.  The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At September 30, 2015, the Company's stockholders’ equity was $3.7 million, with 12,355,045 Class A Common shares outstanding.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “Developments during the third quarter of 2015 have impacted the outlook for levered mortgage-backed securities investors for the balance of the year and well into 2016.  Economic developments, both domestically and abroad, have materially reshaped market expectations for the Federal Reserve and their decisions with respect to rate increases.  Longer term rates have rallied, and swap spreads, especially for the same tenors, have dropped below zero – a very atypical development.  These developments have in turn impacted how we look at our portfolio positioning going forward.  If funding levels remain low and speeds subdued, then we believe our higher coupon, fixed rate bias, coupled with our IO portfolio, has the potential to perform well.

“With the Federal Reserve’s decision to leave rates unchanged at their September meeting, coupled with public comments by various Fed governors and presidents, the market seemed to have become quite skeptical that the Fed would raise rates anytime soon.  This caused the market – especially the front end and belly of the curve – to adjust materially.  Our Eurodollar future short positions were impacted, which caused material mark to market losses for these hedges.  Since the end of the quarter the Federal Reserve has had another meeting and some of this trend has reversed partially.  At the conclusion of their meeting last week the statement implied that they may begin the process of policy normalization at their next meeting.  Economic data released in the interim will be critical to their decision making. Once more the market is extremely sensitive to the data and we are back where we were leading up to the September meeting.

“Our ownership position in Orchid Island Capital declined in value during the quarter significantly.  The decline during the quarter was driven primarily by the reduction of Orchid’s monthly dividend from $0.18 per share to $0.14 per share, which was announced in July.  This of course reduced our dividend income as well.  However, we also received management fee revenue and overhead sharing payments in connection with the management of Orchid.  These revenues and the dividend payments have become a substantial portion of our revenues since the Orchid IPO in early 2013.

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of September 30, 2015, and December 31, 2014, and the unaudited consolidated statements of operations for the nine and three months ended September 30, 2015 and 2014.  As discussed previously, the activities of Orchid are included in the consolidated statements of operations for the nine and three months ended September 30, 2014, but excluded for the nine and three months ended September 30, 2015.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - Amounts Subject To Change)

	September 30, 2015	December 31, 2014
ASSETS
Mortgage-backed securities	$123,113,564	$117,831,032
Cash equivalents and restricted cash	4,526,640	5,432,719
Investment in Orchid Island Capital, Inc.	9,080,401	12,810,728
Accrued interest receivable	488,439	460,326
Retained interests	1,633,605	1,899,684
Deferred tax assets, net	1,276,920	1,900,064
Other assets	6,382,434	6,544,645
Total Assets	$146,502,003	$146,879,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$113,677,303	$109,963,995
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	2,280,110	908,994
Total Liabilities	142,761,853	137,677,429
Stockholders' equity	3,740,150	9,201,769
Total Liabilities and Stockholders' Equity	$146,502,003	$146,879,198
Class A Common Shares outstanding	12,355,045	12,324,391
Book value per share	$0.30	$0.75

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2015	2014	2015	2014
Interest income	$3,277,241	$21,270,241	$995,985	$10,034,747
Interest expense	(305,726)	(2,068,056)	(107,392)	(885,440)
Net interest income, before interest on junior subordinated notes	2,971,515	19,202,185	888,593	9,149,307
Interest expense on junior subordinated notes	(743,603)	(736,432)	(252,142)	(247,916)
Net interest income	2,227,912	18,465,753	636,451	8,901,391
Losses	(2,912,654)	7,499,496	(1,706,180)	(225,434)
Net portfolio (loss) income	(684,742)	25,965,249	(1,069,729)	8,675,957
Other (expense) income	3,430,472	2,599,807	(208,590)	173,475
Expenses	7,383,105	5,807,176	1,073,959	2,197,175
Net (loss) income before income tax provision (benefit)	(4,637,375)	22,757,880	(2,352,278)	6,652,257
Income tax provision (benefit)	902,226	(2,055,075)	293,915	76,683
Net (loss) income	(5,539,601)	24,812,955	(2,646,193)	6,575,574
Net income attributed to noncontrolling interests	-	18,767,100	-	6,228,907
Net (loss) income attributed to Bimini Capital stockholders	$(5,539,601)	$6,045,855	$(2,646,193)	$346,667

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(0.45)	$0.50	$(0.21)	$0.03
CLASS B COMMON STOCK	$(0.45)	$0.50	$(0.21)	$0.03

	Three Months Ended September 30,
Key Balance Sheet Metrics	2015	2014
Average MBS(1)	$115,437,365	$1,108,367,196
Average repurchase agreements(1)	107,441,616	1,096,611,302
Average stockholders' equity(1)(2)	5,048,774	7,028,664

Key Performance Metrics
Average yield on MBS(3)	3.45%	3.62%
Average cost of funds(3)	0.40%	0.32%
Average economic cost of funds(4)	0.47%	0.33%
Average interest rate spread(5)	3.05%	3.30%
Average economic interest rate spread(6)	2.98%	3.29%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	Average stockholders’ equity for the three months ended September 30, 2014 excludes noncontrolling interests.
(3)
Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(4)
Represents interest cost of our borrowings and the effect of Eurodollar futures contracts and interest rate swaptions attributed to the period related to hedging activities, divided by average repurchase agreements.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

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About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, November 6, 2015, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 72115604.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com, and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com